UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2012

PILGRIM'S PRIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9273 (Commission file number)	75-1285071 (IRS Employer Identification No.)
1770 Promontory Circle Greeley, CO (Address of principal executive offices)	80634-9038 (Zip Code)
Registrant's telephone number, including area code: (970) 506-8000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02(e)     Compensatory Arrangements of Certain Officers

(e)    On September 6, 2012, the Board of Directors of Pilgrim's Pride Corporation (“PPC” or “Company”) approved the Pilgrim's Pride Corporation 2012 Long Term Incentive Program (the “2012 Program”), which is a component of the Pilgrim's Pride Corporation Long Term Incentive Plan. The purpose of the 2012 Program is to provide additional incentives to participants to grow PPC's business and improve PPC's profitability. Under the 2012 Program, participants receive target awards equal to a specified percentage of their base salary. The actual award value is then determined at the end of 2012 based upon PPC's profitability relative to a specified peer group of companies for 2012. The earned value will be awarded in January 2013 to participants as a grant of restricted stock units (“RSUs”). The number of RSUs granted will be determined by dividing the earned award value by the average stock price for a share of PPC common stock over the 60-day period ending on July 1, 2012. RSUs granted to each participant will generally vest on December 31, 2014, subject to a participant's continued employment with PPC through that date and other terms and conditions. Each vested RSU will entitle the participant to receive one share of PPC common stock on January 15, 2015, although, in certain circumstances, vested RSUs may be settled in cash.

Fabio Sandri, PPC's Chief Financial Officer, is the only named executive officer of the Company who participates in the 2012 Program.

SECTION 9 - EXHIBITS

Item 9.01.     Exhibits

(d) Exhibits

Exhibit No.    Description

10.1	Pilgrim's Pride Corporation 2012 Long Term Incentive Program

10.2	Form of Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION
Date: September 10, 2012	By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.    Description

10.1	Pilgrim's Pride Corporation 2012 Long Term Incentive Program

10.2	Form of Restricted Stock Unit Award Agreement